EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

Generex Biotechnology Corporation
33 Harbour Square, Suite 202
Toronto, Ontario M5J 2G2

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated September 30, 2005, relating to the consolidated financial statements, and schedule of Generex Biotechnology Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended July 31, 2006.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/a/ BDO Dunwoody, LLP

BDO Dunwoody, LLP
Toronto, Ontario

December 22, 2006